Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower Group International, Ltd. Terminates Agreement to Acquire

American Safety Reinsurance, Ltd. from Fairfax Financial Holdings Limited

HAMILTON, BERMUDA – August 19, 2013 — Tower Group International, Ltd. (NASDAQ: TWGP) announced today that it has terminated its previously announced agreement to acquire American Safety Reinsurance, Ltd., the Bermuda-based reinsurance subsidiary of American Safety Insurance Holdings, Ltd., from Fairfax Financial Holdings Limited. Tower will receive $5 million in exchange for the termination of such agreement.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance holding company and is listed on the NASDAQ Global Select Market under the symbol TWGP. Through our insurance and reinsurance subsidiaries in the U.S. and Bermuda, collectively referred to as Tower Group Companies and rated A- (Excellent) by A.M. Best, we deliver a broad range of commercial, personal and specialty insurance products and services in the U.S. and specialty reinsurance products globally through our distribution and underwriting partners.

For more information, visit Tower’s website at http://www.twrgrpintl.com/

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2012, and its subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact Information:

Bernie Kilkelly

Managing Vice President, Investor Relations

Tower Group International, Ltd.

212-655-8943

bkilkelly@twrgrp.com